EXHIBIT 99.1

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Brady Corporation Completes Acquisition of Gravotech Holding

MILWAUKEE (August 1, 2024) -- Brady Corporation (NYSE: BRC) (“Brady”) today announced that it has completed its acquisition of Gravotech Holding (“Gravotech”), a leader in specialized marking and engraving solutions, in a transaction valued at EUR 120 million (approximately USD 130 million).
“We are pleased to welcome the Gravotech team to Brady,” said Brady’s President and Chief Executive Officer, Russell R. Shaller. “Gravotech offers specialty laser and mechanical engraving capabilities intended for direct part marking within a variety of industries and applications. The addition of Gravotech expands our product offering into precision direct part marking and engraving, directly aligning with Brady’s market leading position in product identification solutions and specialty adhesive materials. We intend to expand Gravotech’s addressable market by utilizing Brady’s global footprint throughout Europe, Asia and the Americas.”
Arnaud Linquette, President and CEO of Gravotech stated, “The sale of Gravotech to a market leader in printing and high-performance adhesive material solutions presents us with an excellent opportunity to expand into new markets and generate long-term profitable growth. Over the past several years, we have enhanced our new product development and manufacturing capabilities and broadened our portfolio of precision direct part marking and engraving solutions. We look forward to further developing and growing our business with Brady.”
In fiscal year 2025, Brady anticipates sales from Gravotech of EUR 116 million (approximately USD 125 million) and EBITDA of EUR 12 million (approximately USD 13 million), excluding integration-related costs.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software. Founded in 1914, Brady has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, medical, aerospace and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2023, employed approximately 5,600 people in its worldwide businesses. Brady’s fiscal 2023 sales were approximately $1.33 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradyid.com.

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In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project,” “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including any statements regarding and any financial impacts of the acquisition of Gravotech. For Brady, uncertainties arise from: the risks relating to the integration of Gravotech following the acquisition, including the ability of Brady and Gravotech to retain customers, to retain and hire key personnel, to maintain relationships with their suppliers and customers and to create synergies with regard to their operating results and businesses generally; increased cost of raw materials and labor as well as material shortages and supply chain disruptions; decreased demand for our products; our ability to compete effectively or to successfully execute our strategy; our ability to develop technologically advanced products that meet customer demands; difficulties in protecting our websites, networks, and systems against security breaches; Brady’s ability to identify, integrate, and grow acquired companies, and to manage contingent liabilities from divested businesses; risks associated with the loss of key employees; extensive regulations by U.S. and non-U.S. governmental and self-regulatory entities; litigation, including product liability claims; adverse impacts of regional epidemics or global pandemics; foreign currency fluctuations; potential write-offs of goodwill and other intangible assets; changes in tax legislation and tax rates; differing interests of voting and non-voting shareholders and changes in the regulatory and business environment around dual-class voting structures; numerous other matters of national, regional and global scale, including major public health crises and government responses thereto and those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2023.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.
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